                                                                      EXHIBIT 24
                                                                      ----------
                               POWER OF ATTORNEY
                               -----------------


          We, the undersigned Directors of Precision Auto Care, Inc. (the "Corporation"), hereby constitute and appoint Charles L. Dunlap, with power of substitution, our true and lawful attorney-in-fact with full power to sign for us, in our names and in the capacities indicated below, to execute and file, or cause to be filed, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission") the registration statement on Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), common stock of Precision Auto Care, Inc. ("Precision") for use in connection with the 2000 Outside Directors' Stock Plan maintained by Precision and amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration statement under the Securities Act (collectively "Filings"), granting unto said attorney-in-fact and his agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and his agents, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The foregoing Power of Attorney may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

/s/ Woodley A. Allen                Chairman of the Board of Directors;          May 2, 2000
-------------------------           Director
Woodley A. Allen

/s/ George A. Bavelis               Director                                     May 3, 2000
-------------------------
George A. Bavelis

/s/ Lynne E. Caruthers              Director                                     May 3, 2000
-------------------------
Lynne E. Caruthers

/s/ Bernard H. Clineburg            Director                                     May 3, 2000
-------------------------
Bernard H. Clineburg

/s/ Bassam N. Ibrahim               Director                                     May 2, 2000
-------------------------
Bassam N. Ibrahim

/s/ Arthur Kellar                   Director                                     May 3, 2000
-------------------------
Arthur Kellar

/s/ William R. Klumb                Director                                     May 5, 2000
-------------------------
William R. Klumb

/s/ Ernest S. Malas                 Director                                     May 3, 2000
-------------------------
Ernest S. Malas

/s/ Mauricio Zambrano               Director                                     May 3, 2000
-------------------------
Mauricio Zambrano

                                     -14-